Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 2, 2001, except for Note 13, as to which the date is June    , 2002 relating to the consolidated financial statements and our report dated November 2, 2001 relating to the financial statement schedule of IMPAC Medical Systems, Inc., which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP
San Jose, California
June 3, 2002